Exhibit 3(b)2

            Articles of Amendment to Joint Agreement Between Alabama
                  Power Company and Birmingham Electric Company
                 Prescribing the Terms and Conditions of Merger
                     Of Birmingham Electric Company Into and
                           With Alabama Power Company


STATE OF ALABAMA  )
                  )
JEFFERSON COUNTY  )


         We, Charles D. McCrary and William E. Zales, Jr., respectively the President and Corporate Secretary of Alabama Power Company, a corporation, do hereby certify that, at a meeting of the Board of Directors of said corporation duly called and held at the office of said corporation in the City of Birmingham, Alabama, on the 26th day of October, 2001, at 10:15 o'clock A.M., Central Time, a majority and quorum of Directors being present, the following resolutions were duly adopted by said Board of Directors:

         WHEREAS, the charter, as amended, provides that the Board of Directors shall have, and is hereby granted the power and authority to divide the unissued shares of preferred stock and Class A preferred stock into series and to fix and determine the relative rights and preferences of any such series of preferred stock and Class A preferred stock;

         WHEREAS, the Board of Directors designated 500,000 shares of Class A preferred stock as shares of Auction Class A cumulative preferred stock (1988 Series) (stated capital $100 per share) (the "1988 Auction Preferred Stock") and determined the relative rights and preferences of such shares of Auction Class A cumulative preferred stock by resolution as filed with the Secretary of State as of November 22, 1988;

         WHEREAS, the Board of Directors designated 200 shares of Class A preferred stock as shares of Auction Class A cumulative preferred stock (1993 Series) (stated capital $100,000 per share) (the "1993 Auction Preferred Stock") and determined the relative rights and preferences of such shares of Auction Class A preferred stock by resolution as filed with the Secretary of State as of November 2, 1993;

         WHEREAS, the Board of Directors hereby desires to amend such provisions determining the Auction Procedures of the 1988 Auction Preferred Stock and the 1993 Auction Preferred Stock whereby the definition of "Rate Multiple" shall be amended to reflect current market terms and conditions; and

         WHEREAS, the amendment shall be submitted to a vote by the shareholders of all issued and outstanding shares of common stock and by the shareholders of all issued and outstanding shares of the 1988 Auction Preferred Stock and 1993 Auction Preferred Stock.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves and adopts an amendment to the Charter of the Company to amend certain terms of the Auction Procedures for the 1988 Auction Preferred Stock to include the following amendment to the Joint Agreement Between Alabama Power Company and Birmingham Electric Company Prescribing the Terms and Conditions of Merger Of Birmingham Electric Company Into and With Alabama Power Company, dated as of October 21, 1952, as amended, as filed with the Alabama Secretary of State as of November 22, 1988:

                  The Prevailing Rating Table in Part II, Auction Procedures, 1. Certain Definitions, paragraph (r) "Rate Multiple" is hereby deleted in its entirety and replaced with the following:

Articles of Amendment Alabama Power Company - 11-21-01.doc

Prevailing Rating*                        Percentage

AA/aa or Above                                150%
A/a                                           175%
BBB/baa                                       200%
Below BBB/baa                                 250%


* As explained below, in the event of a split rating the prevailing rating will be determined by reference to the lower of the two ratings.

3

Articles of Amendment Alabama Power Company - 11-21-01.doc

         RESOLVED FURTHER, that the Board of Directors hereby approves and adopts an amendment to the Charter of the Company to amend certain terms of the Auction Procedures for the 1993 Auction Preferred Stock to include the following amendment to the Joint Agreement Between Alabama Power Company and Birmingham Electric Company Prescribing the Terms and Conditions of Merger Of Birmingham Electric Company Into and With Alabama Power Company, dated as of October 21, 1952, as amended, as filed with the Alabama Secretary of State as of November 2, 1993:

                  The Prevailing Rating Table in Part II, Auction Procedures, 1. Certain Definitions, paragraph (r) "Rate Multiple" is hereby deleted in its entirety and replaced with the following:

Prevailing Rating*                       Percentage

AA/aa or Above                                150%
A/a                                           175%
BBB/baa                                       200%
Below BBB/baa                                 250%


* As explained below, in the event of a split rating the prevailing rating will be determined by reference to the lower of the two ratings.

         RESOLVED FURTHER, that the Board of Directors hereby recommends the proposed amendments described above to the shareholders and the proposed amendments shall be submitted to a vote of the shareholders and the Board of Directors hereby calls a special meeting for that purpose;

         RESOLVED FURTHER, That the date, time and location of such special meeting, and any record date with respect thereto, shall be as determined by the officers in their discretion and caused by them to be specified in the notice of such meeting;

         RESOLVED FURTHER: that the officers of the Company be and hereby are authorized to solicit proxies or consents from the shareholders of the Company for use in connection with such special meeting and to employ such broker-dealers, dealer-managers, proxy solicitors or other parties and to incur such costs and expenses (including payments to shareholders who vote affirmatively) in soliciting such proxies as the officers shall consider necessary or appropriate; and

         RESOLVED FURTHER, that, in connection with the foregoing authorization and to carry out its purposes and intents, the officers of the Company be and they hereby are authorized to take any and all actions on behalf of the Company as they shall consider necessary or appropriate, including execution and filing of any applications or other documents with the Securities and Exchange Commission and other regulatory authorities and execution and delivery of agreements with broker-dealers, dealer-managers, proxy solicitors or other parties.

         We do further certify that at the close of business on November 1, 2001, the record date, Alabama Power Company had 6,000,000 shares of common stock issued and outstanding, and 500,000 shares of the 1988 Auction Preferred Stock and 200 shares of the 1993 Auction Preferred Stock issued and outstanding. All of such outstanding shares of the 1988 Auction Preferred Stock and 1993 Auction Preferred Stock were entitled to vote on the above proposal as a single class, each share of 1988 Auction Preferred Stock being counted as one, each share of 1993 Auction Preferred Stock being counted as 1,000. The adoption of the above proposal required the affirmative vote in favor thereof of (i) the holders of a majority of the shares of the common stock of Alabama Power Company voting at the meeting and (ii) the holders of a majority of the shares of the 1988 Auction Preferred Stock and 1993 Auction Preferred Stock voting at the meeting, voting as a single class and counted as described above; and

         We do further certify that at said meeting all of the 6,000,000 shares of common stock outstanding voted affirmatively for the adoption of the proposal, and of the total shares of 1988 Auction Preferred Stock and 1993 Auction Preferred Stock voting at the meeting (counting shares as described above) 377,000 shares voted affirmatively for the adoption of the proposal, 0 shares voted against the proposal and 0 shares abstained, such affirmative votes being sufficient for the adoption of the proposal.

          We, Charles D. McCrary and William E. Zales, Jr., as President and Corporate Secretary, respectively, of Alabama Power Company, do hereby make this report of such meeting and certify that such amendment, as set forth above, was duly adopted in accordance with the applicable provisions of the Alabama Business Corporation Act; and we do further certify that the proceedings of said meeting of the Board of Directors and said special meeting of the shareholders were reduced to writing and that the same are hereby certified by Charles D. McCrary, the President, and William E. Zales, Jr., the Corporate Secretary, of Alabama Power Company, under its corporate seal.

          IN WITNESS WHEREOF, we, Charles D. McCrary and William E. Zales, Jr., as President and Corporate Secretary, respectively, of Alabama Power Company, do hereunto set our hands and seal of such corporation on the 21st day of November, 2001.




                                 CHARLES D. MCCRARY
                                 President, Alabama Power Company




                                 WILLIAM E. ZALES, JR.
                                 Corporate Secretary, Alabama Power Company

UNITED STATES OF AMERICA   )
STATE OF ALABAMA           )
MONTGOMERY COUNTY          )

         I, Jim Bennett, Secretary of State of the State of Alabama, do hereby certify that the foregoing pages numbered to , both inclusive, to which this certificate is attached, contain a full, true and correct copy of the Certificate of Resolutions of Board of Directors of Alabama Power Company, as the same was certified by the President and Secretary of such Alabama Power Company under its corporation seal and filed in this, the office of Secretary of State of Alabama, on the 21st day of November, 2001.

         In Testimony Whereof, I have hereunto set my hand and caused the Great Seal of the State of Alabama to be hereunto affixed at the Capitol in the City of Montgomery, on this the 21st day of November in the year of our Lord, Two Thousand and One.



(Seal)                                               JIM BENNETT
                                                     Secretary of State of the
                                                     State of Alabama